As filed with the Securities and Exchange Commission on November 30, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(File No. 333-128710)

ALCAN INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

1188 Sherbrooke Street West

Montreal, Quebec, Canada H3A 3G2

514-848-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Thrift and Deferred Compensation Plan For the Employees of Alcan Packaging Puerto Rico, Inc.

(Full title of the Plan)

Roy Millington, Corporate Secretary

Alcan Inc.

1188 Sherbrooke Street West

Montreal, Quebec, Canada H3A 3G2

514-848-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

________________

Copies to:

Scott D. Miller

Sullivan & Cromwell LLP

1870 Embarcadero Road

 Palo Alto, California 94303

(650) 461-5600

Explanatory Note

                On November 15, 2007, Rio Tinto Canada Holding Inc., an indirect wholly-owned subsidiary of Rio Tinto plc, acquired all of the common shares of Alcan Inc. ("Common Shares") not already owned by it by exercising its right under the compulsory acquisition provisions of the Canada Business Corporations Act (the "Compulsory Acquisition").  As a result, the Company has terminated all offerings of its common shares pursuant to its existing registration statements, including the Company's Registration Statement on Form S-8 (File No. 333-128710) (the "Registration Statement"). In accordance with an undertaking made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any of the Company's Common Shares which remain unsold at the termination of the offering, the Company hereby removes from registration all of its Common Shares under the Registration Statement which remained unsold as of the effective time of the Compulsory Acquisition.

 SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on November 30, 2007.

ALCAN INC.

By:	/s/ Roy Millington
Roy Millington
Corporate Secretary